Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000

CBIZ REPORTS SECOND-QUARTER AND FIRST-HALF 2011 RESULTS

Second Quarter EPS from Continuing Operations of $0.14 vs. $0.11 a year ago

First Half EPS from Continuing Operations of $0.50 vs. $0.39 in prior year

Cleveland, Ohio (July 27, 2011)—CBIZ, Inc. (NYSE: CBZ) today announced results for the second quarter and first half ended June 30, 2011.

CBIZ reported revenue of $183.1 million for the second quarter ended June 30, 2011, an increase of 1.7% over the $180.1 million recorded for the second quarter of 2010. Revenue from newly acquired operations, net of divestitures, contributed $1.7 million to revenue growth in the second quarter compared with the same period a year ago. Same-unit revenue increased by 0.8%, or $1.3 million in the second quarter, compared to the same period a year ago. CBIZ reported income from continuing operations for the quarter of $6.9 million, or $0.14 per diluted share, compared with $7.0 million, or $0.11 per diluted share in the second quarter of 2010.

For the six-month period ended June 30, 2011, CBIZ reported revenue of $393.0 million, an increase of 0.9% over the $389.5 million recorded for the comparable six-month period a year ago. Same-unit revenue decreased by 0.4%, or $1.7 million, for the first six months of 2011 compared to the same period a year ago. Acquisitions, net of divestitures, contributed $5.3 million to revenue growth for the first half of 2011. Net income from continuing operations was $25.0 million for the first six months of 2011, or $0.50 per diluted share, compared with $23.9 million for the first six months of 2010, or $0.39 per diluted share. First half results for 2010 included a charge of approximately $0.02 per share for lease restructuring activities in connection with the acquisition of Goldstein Lewin & Company in Boca Raton, Florida.

Cash earnings per share from continuing operations, a non-GAAP measure that includes the impact of major non-cash charges to earnings, was $0.29 per diluted share for the second quarter 2011, compared to $0.23 for the second quarter a year ago, and was $0.78 per diluted share for the first six months of 2011 compared with $0.63 for the first six months a year ago. EBITDA for the quarter was $21.3 million and for the six months ended June 30, 2011, EBITDA was $60.2 million. The calculations for these items are outlined in the schedules attached.

At June 30, 2011 the amount outstanding on the Company’s $275.0 million unsecured credit facility was $149.0 million compared with $118.9 million at December 31, 2010. The Company used $11.3 million of funds for acquisition-related earn out payments and used $39.2 million to retire outstanding amounts on its

6050 Oak Tree Boulevard, South — Suite 500 — Cleveland, OH 44131 — Phone (216) 447-9000 — Fax (216) 447-9007

3.125% Convertible Notes in the first half of 2011. The Company made no share repurchases in the first half of 2011.

Steven L. Gerard, CBIZ Chairman and CEO stated, “We are pleased to report a 27% increase in earnings per share for the second quarter, and adjusted for the lease restructuring charge incurred in the first half of 2010, we reported a 22% increase in earnings per share for the first six months of 2011 compared with a year ago. Our cash flow continues to be strong and we are pleased to report $60.2 million of EBITDA for the first six months of this year.

“Our businesses are performing as expected and we are very pleased to have announced yesterday the acquisition of Thompson Dunavant, a $15.0 million financial services firm located in Memphis, Tennessee. They will be a great addition to the CBIZ team. We continue to actively evaluate a pipeline of potential acquisitions and, as we have consistently done in recent years, we expect to close three to five transactions during 2011.

“Our first half results were strong; however, the economic environment for most of our clients has not yet shown significant improvement. Accordingly, we continue to expect full-year EPS to increase within a range of 10% to 15% over the $0.52 EPS recorded for 2010,” concluded Gerard.

CBIZ will host a conference call later this morning to discuss its results. The call will be webcast in a listen-only mode over the Internet for the media and the public, and can be accessed at www.cbiz.com. Investors and analysts can participate in the conference call by dialing 1-800-559-9370 several minutes before 11:00 a.m. (ET). If you are dialing from outside the United States, dial 1-847-619-6819. A replay of the call will be available starting at 1:00 p.m. (ET) July 27, through midnight (ET), July 29, 2011. The dial-in number for the replay is 1-877-213-9653. If you are listening from outside the United States, dial 1-630-652-3041. The access code for the replay is 30257371. A replay of the webcast will also be available on the Company’s web site at www.cbiz.com.

CBIZ, Inc. provides professional business services that help clients better manage their finances and employees. CBIZ provides its clients with financial services including accounting and tax, internal audit, merger and acquisition advisory, and valuation services. Employee services include group benefits, property and casualty insurance, retirement planning services, payroll, and HR consulting. CBIZ also provides outsourced technology staffing support services, healthcare consulting and medical practice management. As one of the largest benefits specialists and one of the largest accounting, valuation and medical practice management companies in the United States, the Company’s services are provided through more than 150 Company offices in 36 states.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company’s ability to adequately manage its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting its insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission.

For further information regarding CBIZ, call our Investor Relations Office at (216) 447-9000 or visit our web site at www.cbiz.com.

6050 Oak Tree Boulevard, South — Suite 500 — Cleveland, OH 44131 — Phone (216) 447-9000 — Fax (216) 447-9007

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

THREE MONTHS ENDED JUNE 30, 2011 AND 2010

(In thousands, except percentages and per share data)

	THREE MONTHS ENDED
	JUNE 30,
	2011	%	2010 (1)%
Revenue	$183,110	100.0%	$180,074	100.0%
Operating expenses	159,931	87.3%	158,260	87.9%

Gross margin	23,179	12.7%	21,814	12.1%
Corporate general and administrative expenses (2)	6,850	3.8%	6,638	3.7%

Operating income	16,329	8.9%	15,176	8.4%
Other income (expense):
Interest expense	(4,407)	-2.4%	(3,411)	-1.9%
Gain on sale of operations, net	2	0.0%	2	0.0%
Other income (expense), net (3)	27	0.0%	(2,047)	-1.1%

Total other expense, net	(4,378)	-2.4%	(5,456)	-3.0%
Income from continuing operations before income tax expense	11,951	6.5%	9,720	5.4%
Income tax expense	5,095		2,711

Income from continuing operations	6,856	3.7%	7,009	3.9%
Loss from operations of discontinued businesses, net of tax	(335)		(991)
Gain (loss) on disposal of discontinued businesses, net of tax	30		(596)

Net income	$6,551	3.6%	$5,422	3.0%

Diluted earnings (loss) per share:
Continuing operations	$0.14		$0.11
Discontinued operations	(0.01)		(0.02)

Net income	$0.13		$0.09

Diluted weighted average common shares outstanding	49,958		61,837

Other data from continuing operations:
EBIT (4)	$16,356		$13,129
EBITDA (4)	$21,321		$18,217

(1)	Certain amounts in the 2010 financial data have been reclassified to conform to the current year presentation and revised to reflect the impact of discontinued operations.
(2)	Includes a benefit of $3 and $198 for the three months ended June 30, 2011 and 2010, respectively, in compensation expense associated with gains and losses from the Company’s deferred compensation plan (see note 3). Excluding this item, corporate general and administrative expenses would be $6,853 and $6,836, or 3.8% of revenue, for the three months ended June 30, 2011 and 2010, respectively.
(3)	Includes a net gain of $38 and a net loss of $2,188 for the three months ended June 30, 2011 and 2010, respectively, attributable to assets held in the Company’s deferred compensation plan. These net gains and losses do not impact “income from continuing operations before income tax expense” as they are directly offset by compensation adjustments to the Plan participants. Compensation is included in “operating expenses” and “corporate general and administrative expenses.”
(4)	EBIT represents earnings from continuing operations before income taxes, interest expense, and gain on sale of operations, net. EBITDA represents EBIT before depreciation and amortization expense of $4,965 and $5,088 for the three months ended June 30, 2011 and 2010, respectively. The Company has included EBIT and EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to service debt. EBIT and EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles.

6050 Oak Tree Boulevard, South — Suite 500 — Cleveland, OH 44131 — Phone (216) 447-9000 — Fax (216) 447-9007

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(In thousands, except percentages and per share data)

	SIX MONTHS ENDED
	JUNE 30,
	2011	%	2010 (1)%
Revenue	$393,001	100.0%	$389,455	100.0%
Operating expenses	329,359	83.8%	329,709	84.7%

Gross margin	63,642	16.2%	59,746	15.3%
Corporate general and administrative expenses (2)	16,511	4.2%	15,622	4.0%

Operating income	47,131	12.0%	44,124	11.3%
Other income (expense):
Interest expense	(9,322)	-2.4%	(6,579)	-1.7%
Gain on sale of operations, net	2,745	0.7%	376	0.1%
Other income, net (3)	3,108	0.8%	126	0.1%

Total other expense, net	(3,469)	-0.9%	(6,077)	-1.5%
Income from continuing operations before income tax expense	43,662	11.1%	38,047	9.8%
Income tax expense	18,682		14,182

Income from continuing operations	24,980	6.4%	23,865	6.1%
Loss from operations of discontinued businesses, net of tax	(594)		(1,427)
Gain (loss) on disposal of discontinued businesses, net of tax	70		(1,032)

Net income	$24,456	6.2%	$21,406	5.5%

Diluted earnings (loss) per share:
Continuing operations	$0.50		$0.39
Discontinued operations	(0.01)		(0.04)

Net income	$0.49		$0.35

Diluted weighted average common shares outstanding	49,880		61,972

Other data from continuing operations:
EBIT (4)	$50,239		$44,250
EBITDA (4)	$60,234		$54,463

(1)	Certain amounts in the 2010 financial data have been reclassified to conform to the current year presentation and revised to reflect the impact of discontinued operations.
(2)	Includes an expense of $184 and a benefit of $32 for the six months ended June 30, 2011 and 2010, respectively, in compensation expense associated with gains and losses from the Company’s deferred compensation plan (see note 3). Excluding this item, corporate general and administrative expenses would be $16,327 and $15,654, or 4.2% and 4.0% of revenue, for the six months ended June 30, 2011 and 2010, respectively.
(3)	Includes a net gain of $1,685 and a net loss of $936 for the six months ended June 30, 2011 and 2010, respectively, attributable to assets held in the Company’s deferred compensation plan. These net gains and losses do not impact “income from continuing operations before income tax expense” as they are directly offset by compensation adjustments to the Plan participants. Compensation is included in “operating expenses” and “corporate general and administrative expenses.”
(4)	EBIT represents income from continuing operations before income taxes, interest expense, and gain on sale of operations, net. EBITDA represents EBIT before depreciation and amortization expense of $9,995 and $10,213 for the six months ended June 30, 2011 and 2010, respectively. The Company has included EBIT and EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to service debt. EBIT and EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles.

6050 Oak Tree Boulevard, South — Suite 500 — Cleveland, OH 44131 — Phone (216) 447-9000 — Fax (216) 447-9007

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands, except per share data)

SELECT SEGMENT DATA

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2011	2010 (1)	2011	2010 (1)
Revenue
Financial Services	$96,253	$91,378	$218,361	$211,947
Employee Services	43,197	43,828	87,632	90,616
Medical Management Professionals	35,654	38,018	71,065	73,336
National Practices	8,006	6,850	15,943	13,556

Total	$183,110	$180,074	$393,001	$389,455

Gross Margin
Financial Services	$13,521	$9,915	$45,902	$42,163
Employee Services	7,138	7,178	14,977	16,817
Medical Management Professionals	4,195	4,672	7,532	5,900
National Practices	1,212	268	2,492	484
Operating expenses - unallocated (2):
Other	(2,846)	(2,210)	(5,760)	(6,522)
Deferred compensation	(41)	1,991	(1,501)	904

Total	$23,179	$21,814	$63,642	$59,746

(1)	Certain amounts in the 2010 financial data have been reclassified to conform to the current year presentation and revised to reflect the impact of discontinued operations.
(2)	Represents operating expenses not directly allocated to individual businesses, including stock based compensation, consolidation and integration charges and certain advertising expenses. Unallocated operating expenses also include gains or losses attributable to the assets held in the Company’s deferred compensation plan. These gains or losses do not impact “income from continuing operations” as they are directly offset by the same adjustment to “other income (expense), net” in the consolidated statements of operations. Gains recognized from adjustments to the fair value of the assets held in the deferred compensation plan are recorded as additional compensation expense in “operating expenses” and as income in “other income (expense), net.”

CASH EARNINGS AND PER SHARE DATA

Reconciliation of Income from Continuing Operations to Cash Earnings from Continuing Operations (3)

	THREE MONTHS ENDED JUNE 30,
	2011	Per Share	2010	Per Share
Income from Continuing Operations	$6,856	$0.14	$7,009	$0.11

Selected non-cash items:
Depreciation and amortization	4,965	0.10	5,088	0.08
Non-cash interest on convertible notes	912	0.02	1,056	0.02
Stock based compensation	1,590	0.03	1,276	0.02

Non-cash items	7,467	0.15	7,420	0.12

Cash earnings - Continuing Operations	$14,323	$0.29	$14,429	$0.23

	SIX MONTHS ENDED JUNE 30,
	2011	Per Share	2010	Per Share
Income from Continuing Operations	$24,980	$0.50	$23,865	$0.39

Selected non-cash items:
Depreciation and amortization	9,995	0.20	10,213	0.16
Non-cash interest on convertible notes	1,953	0.04	2,098	0.03
Stock based compensation	2,914	0.06	2,570	0.04
Adjustment to contingent earnouts	(1,152)	(0.02)	(715)	(0.01)
Non-cash restructuring charge	—	—	1,206	0.02

Non-cash items	13,710	0.28	15,372	0.24

Cash earnings - Continuing Operations	$38,690	$0.78	$39,237	$0.63

(3)	The Company believes cash earnings and cash earnings per diluted share (non-GAAP measures) more clearly illustrate the impact of certain non-cash charges and credits to income from continuing operations and are a useful measure for the Company and its analysts. Cash earnings is defined as income from continuing operations excluding: depreciation and amortization, non-cash interest expense, non-cash stock based compensation expense, adjustments to the fair value of contingent consideration due related to prior acquisitions, and for the three and six months ended June 30, 2010, the portion of the $1.8 million restructuring charge to be paid in future periods related to the 2010 acquisition of Goldstein Lewin. Cash earnings per diluted share is calculated by dividing cash earnings by the number of weighted average diluted common shares outstanding for the period indicated. Cash earnings and cash earnings per diluted share should not be regarded as a replacement or alternative of performance under generally accepted accounting principles.

6050 Oak Tree Boulevard, South — Suite 500 — Cleveland, OH 44131 — Phone (216) 447-9000 — Fax (216) 447-9007

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands, except percentages and ratios)

SELECT BALANCE SHEET DATA AND RATIOS

	JUNE 30,	DECEMBER 31,
	2011	2010 (1)
Cash and cash equivalents	$211	$724
Restricted cash	$19,911	$20,171
Accounts receivable, net	$155,663	$138,068
Current assets before funds held for clients	$196,759	$179,481
Funds held for clients - current and non-current	$103,175	$84,203
Goodwill and other intangible assets, net	$417,270	$426,410

Total assets	$781,778	$756,299

Notes payable - current	$252	$10,983
Convertible notes - current	$750	$39,250
Current liabilities before client fund obligations	$92,306	$141,960
Client fund obligations	$103,536	$87,362
Convertible notes - non-current	$117,780	$116,577
Bank debt	$149,000	$118,900

Total liabilities	$524,171	$526,627

Treasury stock	$(356,499)	$(355,851)

Total stockholders’ equity	$257,607	$229,672

Debt to equity (2)	103.9%	119.6%
Days sales outstanding (DSO) - continuing operations (3)	80	72

Shares outstanding	50,661	50,048

Basic weighted average common shares outstanding	49,469	57,692

Diluted weighted average common shares outstanding	49,880	58,193

(1)	Certain amounts in the 2010 financial data have been reclassified to conform to the current year presentation and revised to reflect the impact of discontinued operations.
(2)	Ratio is convertible notes and bank debt divided by total stockholders’ equity.
(3)	DSO is provided for continuing operations and represents accounts receivable (before the allowance for doubtful accounts) and unbilled revenue (net of realization adjustments) at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles. DSO at June 30, 2010 was 79.

6050 Oak Tree Boulevard, South — Suite 500 — Cleveland, OH 44131 — Phone (216) 447-9000 — Fax (216) 447-9007